Exhibit 10.1

CENTURI HOLDINGS, INC.

OMNIBUS INCENTIVE PLAN

1. Purposes of the Plan. The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements, except as defined otherwise in an individual Award Agreement. If a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Applicable Laws” means the requirements applicable to the Plan and Awards under (i) any U.S. or non-U.S. federal, state or local law, statute, ordinance, rule, regulation or published administrative guidance or position, (ii) the rules of any stock exchange or national market system and (iii) generally accepted accounting principles or international financial reporting standards.

(b) “Award” means any Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Share, Restricted Stock Unit, Performance Stock Unit or Other Award.

(c) “Award Agreement” means any written agreement or other instrument evidencing the grant of an Award, including any amendments thereto.

(d) “Beneficial Ownership” has the meaning defined in Rule 13d-3 under the Exchange Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, with respect to the termination by the Company or a Related Entity of a Participant’s Continuous Service, unless provided otherwise in the Participant’s Award Agreement, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Participant and the Company or such Related Entity, or, in the absence of such then-effective written agreement and definition, the Participant’s:

(i) conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary;

(ii) conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise;

(iii) willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company;

(iv) breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary; or

(v) violation of the Company’s code of conduct.

(g) “Change in Control” means the occurrence of any of the following events after the Effective Date:

(i) the acquisition by any Person of Beneficial Ownership of securities possessing more than 30% of the total combined voting power of the Company’s then outstanding securities; provided, however, that for purposes of this Subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Company; (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (3) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (ii) below;

(ii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities that had Beneficial Ownership of the Company’s outstanding securities immediately prior to such Corporate Transaction have Beneficial Ownership, directly or indirectly, of more than 50% of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s then outstanding equity securities and the combined voting power of the then outstanding voting securities, (B) no Person (excluding any employee benefit plan or related trust of the Company, a Related Entity or a corporation or other entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership of the Company existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board (as defined in Subsection (iii)) at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction;

(iii) within any 24-month period, individuals who, as of the date the Plan was adopted, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date the Plan was adopted whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least 3/4 of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iv) the voluntary or involuntary liquidation, dissolution or winding up of the Company.

Notwithstanding the foregoing, a transaction (or series of transactions) will not constitute a Change in Control under (i) – (iv) above if:

(A) unless otherwise determined by the Committee, it occurs by virtue of (1) an initial public offering of the Company’s securities, (2) any merger or consolidation of the Company with or into another entity as the result of which both (x) the Company becomes subject to, or the Company becomes a wholly-owned subsidiary of an entity that is subject to, the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, and (y) in which the shares of capital stock of the Company outstanding immediately prior to the relevant transaction(s) continue to represent, or are converted into or exchanged for voting securities that represent, immediately following such transaction(s), at least 50%, by voting power, of the voting securities of (I) the surviving or resulting entity or (II) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such transaction, the direct or indirect parent entity of such surviving or resulting entity or (3) a financing of the Company for capital raising purposes that is approved by the Board;

(B) its primary purpose is to change the jurisdiction of the Company’s incorporation; or

(C) to the extent necessary to avoid the imposition of taxes or penalties under Section 409A, it is not a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

(h) “Code” means the Internal Revenue Code of 1986.

(i) “Committee” means the Compensation Committee of the Board, or a committee of two or more directors designated by the Board to administer the Plan. Once appointed, the Committee shall continue to serve in its designated capacity until otherwise directed by the Board or the Committee.

(j) “Company” means Centuri Holdings, Inc., a Delaware corporation.

(k) “Consultant” means any natural person and other permitted recipients under the Applicable Laws (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l) “Continuous Service” means that the provision of services to the Company and any Related Entities in any capacity as an Employee, Director or Consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company or any Related Entity in any capacity as an Employee, Director or Consultant or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity as an Employee, Director or Consultant (in each case, except as otherwise provided in the Award Agreement).

Notwithstanding the foregoing, except as otherwise determined by the Committee, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award. An approved leave of absence shall include sick leave, military leave or any other authorized personal leave. For purposes of an Incentive Stock Option, if such leave exceeds three months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then, solely for purposes of determining whether the Option qualifies as an Incentive Stock Option, employment will be deemed terminated on the first day immediately following such three-month period and the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the date that is three months and one day following such deemed termination of employment.

(m) “Director” means a member of the Board or the board of directors or board of managers of any Related Entity.

(n) “Disability” means such term (or word of like import) as defined under the long-term disability policy of the Company or the Related Entity to which a Participant provides services regardless of whether the Participant is covered by such policy. If the Company or the Related Entity to which the Participant provides services does not have a long-term disability policy in place, “Disability” means that the Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than 90 consecutive days. A Participant will not be considered to have incurred a Disability unless the Participant furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

(o) “Dividend Equivalent Right” means a right granted under the Plan entitling the Participant to compensation measured by dividends paid to stockholders with respect to Shares.

(p) “Employee” means any employee of the Company or any Related Entity.

(q) “Exchange Act” means the Securities Exchange Act of 1934.

(r) “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i) if the Shares are listed on one or more established stock exchanges or national market systems, the closing sales price during regular trading hours for a Share (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported);

(ii) if the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the closing sales price for a Share as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported); or

(iii) in the absence of an established market for the Shares of the type described in (i) and (ii) above, the Fair Market Value shall be determined by the Committee in good faith and in a manner consistent with Applicable Laws.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t) “Non-Qualified Stock Option” means an Option that is not intended to, or that does not, qualify as an incentive stock option within the meaning of Section 422 of the Code.

(u) “Option” means an option to purchase Shares granted under the Plan.

(v) “Other Award” means an entitlement to Shares or cash (other than an Option, SAR, Restricted Stock, Performance Share, Restricted Stock Unit or Performance Stock Unit) granted under the Plan that may or may not be subject to restrictions upon issuance, as established by the Committee, including, without limitation, unrestricted Shares and deferred stock units.

(w) “Parent” means a “parent corporation,” whether now or hereafter existing, of the Company, as defined in Section 424(e) of the Code.

(x) “Participant” means an Employee, Director or Consultant who receives an Award under the Plan (and any permitted transferee of an Award or Shares).

(y) “Performance Goal” has the meaning set forth in Section 6(c).

(z) “Performance Share” means an Award of Restricted Stock with performance-based vesting conditions.

(aa) “Performance Stock Unit” means an Award of Restricted Stock Units with performance-based vesting conditions.

(bb) “Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act).

(cc) “Plan” means this Centuri Holdings, Inc. Omnibus Incentive Plan, as may be amended, modified or restated from time to time.

(dd) “Post-Termination Exercise Period” means, with respect to an Option or SAR, the period commencing on the Termination Date and ending on the date specified in the Award Agreement during which the vested portion of the Option or SAR may be exercised.

(ee) “Related Entity” means any (i) Parent or Subsidiary and (ii) other entity controlling, controlled by or under common control with the Company.

(ff) “Restricted Stock” means Shares issued under the Plan to the Participant for such consideration, if any, and subject to specified restrictions on transfer, forfeiture provisions and other specified terms and conditions.

(gg) “Restricted Stock Unit” means a right granted under the Plan entitling the Participant to receive the value of one Share in cash, Shares or a combination thereof.

(hh) “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act.

(ii) “SAR” means a stock appreciation right granted under the Plan entitling the Participant to Shares or cash or a combination thereof, as measured by appreciation in the value of a Share.

(jj) “Section 409A” means Section 409A of the Code.

(kk) “Securities Act” means the Securities Act of 1933.

(ll) “Share” means a share of the common stock of the Company.

(mm) “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other entity (including partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity thereof; provided, however, that for purposes of determining whether any individual may be a Participant for purposes of any grant of an Incentive Stock Option, “Subsidiary” shall have the meaning ascribed to such term in Section 424(f) of the Code.

(nn) “Termination Date” means the date of termination of a Participant’s Continuous Service, subject to Section 7(c)(ii).

3. Shares Subject to the Plan.

(a) Subject to Section 10, the maximum number of Shares that may be issued pursuant to all Awards is 6,932,602 Shares. Subject to the provisions of Section 10, below, the maximum number of Shares available for issuance pursuant to Incentive Stock Options shall be 6,932,602 Shares. The Shares to be issued pursuant to the Awards may be authorized, but unissued, or reacquired Shares.

(b) Any Shares covered by an Award (or portion of an Award) that (i) is forfeited, is canceled or expires (whether voluntarily or involuntarily) without the issuance of Shares or (ii) is granted in settlement or assumption of, or in substitution for, an outstanding award pursuant to Section 6(e), shall be deemed not to have been issued for purposes of determining the maximum number of Shares that may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, such Shares shall become available for future issuance under the Plan. For the avoidance of doubt, the following Shares may not again be made available for issuance as Awards under the Plan: Shares covered by an Award that is surrendered or withheld (i) in payment of the Award’s exercise or purchase price (including pursuant to the “net exercise” of an Option pursuant to Section 7(b)(vi)), (ii) in satisfaction of tax withholding obligations with respect to an Award, or (iii) Shares repurchased on the open market with the proceeds of any Option exercise price. If a SAR payable in Shares is exercised, such exercise shall reduce the maximum aggregate number of Shares which may be issued under the Plan by the gross number of Shares subject the SAR (or, if less than the entire SAR is exercised, by the gross number of Shares subject to the portion of the SAR that is exercised).

4. Administration of the Plan.

(a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other laws that may be or become Applicable Laws, the Committee shall have the authority, in its sole and absolute discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted;

(ii) to determine whether, when and to what extent Awards are granted;

(iii) to determine the number of Shares or the amount of cash or other consideration to be covered by each Award;

(iv) to approve forms of Award Agreements;

(v) to determine the terms and conditions of any Award, including the vesting schedule, forfeiture provisions, payment contingencies, purchase price and any Performance Goal, and whether to waive or accelerate any such terms and conditions;

(vi) to determine whether and when an Award vests and Performance Goals are achieved;

(vii) to adjust Performance Goals or performance results to take into account changes in law, accounting or tax rules, or transactions or other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Committee deems necessary or appropriate to avoid windfalls or hardships;

(viii) to grant Awards to Employees, Directors and Consultants residing outside the U.S. or to otherwise adopt or administer such procedures or sub-plans on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan or comply with Applicable Laws;

(ix) to amend the terms of any outstanding Award, subject to Section 13(c);

(x) to determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant or of the Committee;

(xi) to establish one or more programs under the Plan to permit selected Participants to exchange an Award for one or more other types of Awards on such terms and conditions as determined by the Committee;

(xii) to establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants;

(xiii) to construe and interpret the terms of the Plan and Awards, including any Award Agreement;

(xiv) to approve corrections in the documentation or administration of any Award; and

(xv) to take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision or interpretation made, or action taken, by the Committee in connection with the administration of the Plan shall be final, conclusive and binding on all Participants.

(b) Delegation of Authority. The Board or Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of Directors or to one or more officers or Employees of the Company, including the power to perform administrative functions and grant Awards; provided, that such delegation does not (i) violate Applicable Law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Any such delegation shall not limit the right of such subcommittee members or such an officer or Employee to receive Awards; provided, however, that such subcommittee members and any such officer or Employee may not grant Awards to himself or herself, a member of the Board, or any officer of the Company or Related Entity, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any officer of the Company or Related Entity.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or Employees, members of the Board and any officers or Employees to whom authority to act for the Board, the Committee or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by Applicable Laws on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such individual is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such individual shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

(d) No Repricing of Options or SARs. Except as otherwise provided in Sections 10 and 11 hereof, the Committee shall not (a) reduce the per Share exercise price of an Option or base amount of a SAR previously awarded to any Participant, (b) cancel, surrender, replace or otherwise exchange any outstanding Option or SAR when the Fair Market Value of a Share underlying such Option or SAR is less than its per Share exercise price or base amount for a new Option or SAR, another Award, cash, Shares or other securities or (c) take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, without the requisite prior affirmative approval of the stockholders of the Company.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to employees of the Company or a Parent or Subsidiary; provided, however, that any such individual must be an “employee” of the Company or any of its Parents or Subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Shares. An individual on leave of absence may be an eligible person pursuant to this Plan. Notwithstanding the foregoing, any Option or SAR intended to qualify as an exempt “stock right” under Section 409A may only be granted with respect to “service recipient stock” (as defined in Section 409A).

6. Terms and Conditions of Awards.

(a) Types of Awards. The Committee may award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR or a similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events or the satisfaction of Performance Goals or other conditions. Such awards may include Options, SARs, Restricted Stock, Performance Share, Restricted Stock Units, Performance Stock Units, Other Awards or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two or more of them in any combination.

(b) Dividends and Dividend Equivalent Rights. Dividends may be granted in connection with Restricted Stock and Performance Shares, and Dividend Equivalent Rights may be granted in connection with Awards other than Options, SARs, Restricted Stock and Performance Shares; provided, that dividends and Dividend Equivalent Rights shall be accrued (without interest and earnings) and will only be paid if and to the extent the Award (or portion of the Award to which the dividend or Dividend Equivalent Right relates) vests. Unless otherwise provided in the Award Agreement, the Committee may determine to pay such dividends or Dividend Equivalent Rights in cash or to convert dividends or Dividend Equivalent Rights into additional Awards.

(c) Conditions of Award. Vesting, payment, settlement and other entitlements with respect to an Award may be conditioned upon such items or events as the Committee may determine, including the passage of time, Continuous Service, the occurrence of one or more events or the satisfaction of one or more Performance Goals selected by the Committee, either individually, alternatively or in any combination, applied to the Company, one or more Related Entities and/or a business unit, group, division of the Company or one or more Related Entities, and measured over an annual or other period, on an absolute or relative basis, as specified by the Committee. With respect to Performance Shares, Performance Stock Units or other performance-based Awards, the Committee may establish one or more performance goals (a “Performance Goal”) and the period over which performance is measured. For purposes of establishing the Performance Goals, the Committee may select any one or more performance criteria, including, without limitation, the following: return on equity; earnings per share; return on gross or net assets; return on gross or net revenue; pre- or after-tax net income; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes and amortization; operating income; revenue growth; consolidated pre-tax earnings; net or gross revenues; net earnings; earnings before interest and taxes; cash flow; earnings per share; enterprise value; fleet in-market availability; safety criteria; environmental criteria; revenue growth; cash flow from operations; return on sales; earnings per share from continuing operations, diluted or basic; earnings from continuing operations; net asset turnover; capital expenditures; income before income taxes; gross or operating margin; return on total assets; return on invested capital; return on investment; return on revenue; market share; economic value added; cost of capital; expense reduction levels; cost or expense management; stock price; productivity; customer satisfaction; employee satisfaction; or total shareholder return, all subject to such rules and conditions as the Committee may establish. Performance Goals may be expressed in absolute or relative terms (e.g., to prior performance of the Company, any Affiliates, or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. Performance criteria shall be defined in the Committee’s discretion and may include or exclude any or all of the following or other items, as the Committee may specify: effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures.

(d) Designation of Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code. Notwithstanding any designation as an Incentive Stock Option, to the extent the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan or any other stock plan maintained by the Company or any of its affiliates) exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. If the Code is amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(e) Acquisitions and Other Transactions. The Committee may issue Awards in settlement or assumption of, or in substitution for, outstanding awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction. Any Shares issuable pursuant to such Awards shall not be counted against the Share limit set forth in Section 3(a). Additionally, if the Shares are listed on one or more established stock exchanges or national market systems, available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect such acquisition) may be used for Awards under the Plan and shall not be counted against the Share limit set forth in Section 3(a), except, to the extent applicable, as required by the rules of any applicable stock exchange.

(f) Terms of Award. The terms of each Award, if any, shall be the terms stated in the Award Agreement; provided, however, that the term of an Option or SAR shall be no more than 10 years from the grant date. In the case of an Incentive Stock Option granted to a Participant who, on the grant date, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary, the terms of the Incentive Stock Option shall be no more than five years from the grant date. Notwithstanding the foregoing, the specified terms of any Award shall not include any period for which the Participant has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(g) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Awards other than Incentive Stock Options shall be transferable (i) by will or by the laws of descent and distribution, (ii) during the lifetime of the Participant, to the extent and in the manner authorized by the Committee, but only to the extent such transfers are made in accordance with Applicable Laws to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Participant, and (iii) as otherwise expressly permitted by the Committee and in accordance with Applicable Laws.

(h) Grant Date of Awards. The grant date of an Award shall, for all purposes, be the date on which the Committee makes the determination to grant such Award, or such later date as determined by the Committee.

(i) Deferral of Award Payment. The Company may establish one or more programs to permit selected Participants the opportunity to elect to defer receipt of consideration to be received under an Award, other than an Award of Options or SARs. The Company may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Company deems advisable for the administration of any such deferral program and to achieve compliance with any applicable rules of Section 409A.

(j) Non-Employee Director Limit. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value of Awards (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard (“ASC Topic 718”)) that may be granted during any calendar year to any Director who is not an Employee, when combined with cash compensation paid by the Company to such Director with respect to the same calendar year (whether or not such cash compensation is deferred), shall not exceed $750,000; provided, that the limit set forth in this sentence shall be $1,000,000 in the calendar year in which a Director who is not an Employee commences service on the Board,. This limit will not be increased except with stockholder approval.

7. Exercise Price, Base Amount, Consideration and Taxes.

(a) Exercise Price and Base Amount. The per Share exercise price of an Option and the base amount of a SAR shall be such price as determined by the Committee in accordance with Applicable Laws; provided, that, other than an Option or SAR issued pursuant to Section 6(e) or adjusted pursuant to Section 10, the per Share exercise price of an Option and the base amount of a SAR shall not be less than the Fair Market Value on the grant date and, in the case of an Incentive Stock Option granted to an Employee who, on the grant date, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall not be less than 110% of the Fair Market Value on the grant date. Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(e), the exercise price, base amount or purchase price shall be determined in the manner described in the definitive transaction agreement to which the Company is party (or if there is no such agreement, in the manner determined by the Committee).

(b) Consideration. In addition to any other types of consideration the Committee may determine, the Committee is authorized to accept as consideration for the exercise price of Options, and subject to Applicable Laws, the following:

(i) cash;

(ii) check;

(iii) wire transfer;

(iv) surrender of Shares, or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require, that have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise or purchase price of the Award;

(v) if the exercise occurs when the Shares are listed on one or more established stock exchanges or national market systems, payment through a broker-assisted cashless exercise program;

(vi) payment through a “net exercise” procedure established by the Company such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of Shares equal to (A) the number of Shares as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value on the exercise date less the exercise price per Share, and the denominator of which is such Fair Market Value (with the number of net Shares to be received rounded down to the nearest whole number of Shares); or

(vii) any combination of the foregoing methods of payment.

The Committee may grant Awards that do not permit all of the foregoing forms of consideration to be used in payment for the Shares or that otherwise restrict one or more forms of consideration.

(c) Taxes.

(i) A Participant shall, no later than the date as of which taxes are required by Applicable Laws to be withheld with respect to an Award, pay to the Company or a Related Entity, or make arrangements satisfactory to the Committee regarding payment of, such withholding taxes. The obligations of the Company under the Plan shall be conditional on the making of such payment or arrangements, and the Company shall, to the extent permitted by Applicable Laws, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Committee may require or may permit a Participant to elect that the withholding requirement be satisfied in whole or in part, by having the Company withhold or by tendering to the Company, Shares having a Fair Market Value equal to the minimum statutory withholding with respect to an Award or such greater amount that is permitted by Applicable Law, provided such greater amount does not exceed the maximum statutory rates in the applicable jurisdictions or cause adverse accounting consequences for the Company. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by Applicable Laws, to satisfy its withholding obligation with respect to an Award.

(ii) The Plan and Awards (and payments and benefits thereunder) are intended to be exempt from, or to comply with, Section 409A, and, accordingly, to the maximum extent permitted, the Plan, Award Agreements and other agreements or arrangements relating to Awards shall be interpreted accordingly. Notwithstanding anything to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, (A) a Participant shall not be considered to have terminated Continuous Service and no payment or benefit shall be due to the Participant under the Plan or an Award until the Participant would be considered to have incurred a “separation from service” from the Company and the Related Entities within the meaning of Section 409A and (B) if the Participant is a “specified employee” (as defined in Section 409A), amounts that would otherwise be payable and benefits that would otherwise be provided under the Plan or an Award during the six-month period immediately following the Participant’s separation from service shall instead be paid or provided on the first business day after the date that is six months following the Participant’s separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under the Plan or an Award shall be construed as a separate identified payment for purposes of Section 409A. The Company makes no representation that any or all of the payments or benefits provided under the Plan or an Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment or benefit. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A, and the Company, the Related Entities and their respective employees, officers, directors, agents and representatives (including legal counsel) will not have any liability to any Participant with respect to any taxes, penalties, interest or other costs or expenses the Participant or any related party may incur with respect to or as a result of Section 409A or for damages for failing to comply with Section 409A.

8. Exercise of Options and SARs.

(a) Procedure for Exercise.

(i) An Option or SAR shall be exercisable at such times and under such conditions as determined by the Committee under the terms of the Plan and specified in the Award Agreement.

(ii) An Option or SAR shall be deemed exercised when written notice of such exercise has been given to the Company (or a broker pursuant to Section 7(b)(vi)) in accordance with the terms of the Award by the Participant and, if applicable, full payment for the Shares with respect to which the Option or SAR is exercised has been made (together with applicable tax withholding).

(b) Exercise Following Termination of Continuous Service. If a Participant’s Continuous Service terminates, all or any portion of the Participant’s Options or SARs that were vested at the Termination Date (including any portion thereof that vested as a result of such termination) may be exercised during the applicable Post-Termination Exercise Period. Except as otherwise determined by the Committee or as set forth in the Participant’s Award Agreement, if the Participant’s Options or SARs are unvested on the Termination Date (and do not vest as a result of such termination), or if the vested portion of the Participant’s Options or SARs is not exercised within the applicable Post-Termination Exercise Period, the Options and SARs shall terminate.

(i) Termination for Cause. Except as otherwise determined by the Committee or set forth in the Participant’s Award Agreement, upon the termination of the Participant’s Continuous Service for Cause, the Participant’s right to exercise an Option or SAR (whether vested or unvested) shall terminate concurrently with the termination of the Participant’s Continuous Service.

(ii) Change in Status. If a Participant’s status changes from Employee to Consultant or non-Employee Director, the Employee’s Incentive Stock Option shall automatically become a Non-Qualified Stock Option on the day that is three months and one day following such change of status.

(iii) Termination Due to Disability. If a Participant’s Continuous Service terminates as a result of Disability, if such Disability is not a “permanent and total disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option, such Incentive Stock Option shall automatically become a Non-Qualified Stock Option on the day that is three months and one day following such termination.

9. Conditions upon Issuance of Shares. If the Committee determines that the delivery of Shares with respect to an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares with respect to an Award shall be suspended until the Committee determines that such delivery is lawful. An Incentive Stock Option may not be exercised until the Plan has been approved by the stockholders of the Company. The Company shall have no obligation to effect any registration or qualification of the Shares under Applicable Laws. A Participant’s right to exercise an Award may be suspended for a limited period of time if the Committee determines that such suspension is administratively necessary or desirable.

10. Adjustments upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, Applicable Laws and Section 11, (i) the number and kind of Shares or other securities or property covered by each outstanding Award, (ii) the number and kind of Shares that have been authorized for issuance under the Plan, (iii) the exercise price, base amount or purchase price of each outstanding Award, and (iv) any other terms that the Committee determines require adjustment, shall be proportionately adjusted for: (A) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares; (B) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; (C) any other transaction with respect to the Shares, including any distribution of cash, securities or other property to stockholders (other than a normal cash dividend), a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), a “corporate transaction” as defined in Section 424 of the Code or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration;” or (D) any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required. Any such adjustments to outstanding Awards shall be effected in a manner that is intended to preclude the enlargement or diminution of rights and benefits under such Awards. Except as the Committee determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Change in Control. Unless provided otherwise in an Award Agreement or in another Company plan or agreement with a Participant, upon a merger, consolidation, reorganization or other transaction in which the Company does not survive or a Change in Control, all outstanding Awards shall, on such terms as may be approved by the Committee prior to such event, be continued, assumed or substituted (with appropriate adjustments, if applicable, to the number and kind of Shares or other securities or property and applicable exercise price, base amount or purchase price) by the continuing or surviving entity (or, if the continuing or surviving entity is a subsidiary of another entity immediately following such transaction, the ultimate direct or indirect parent entity of such surviving or resulting entity) or, if not continued, assumed or substituted, canceled in exchange for cash or property; provided, in each case, that the continuation, assumption, substitution or cancelation of the Award would not result in accelerated taxation and/or tax penalties under Section 409A; provided, further, that holders of Options and SARs shall be entitled to consideration in connection with the cancellation of such Awards only if the per-Share consideration exceeds the applicable exercise price or base amount, and to the extent that the per-Share consideration is less than or equal to the applicable exercise price or base amount, such Options and SARs shall be cancelled for no consideration. For clarity and without limiting the foregoing, treatment of a Participant’s Award in connection with a Change in Control may be specified in the Participant’s Award Agreement.

12. Effective Date and Term of Plan. The Plan shall become effective on April 5, 2024 (the “Effective Date”). Unless terminated earlier by the Board pursuant to Section 13(a), the Plan shall terminate on the tenth anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval.

13. Amendment, Suspension or Termination of the Plan or Awards.

(a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment required to be subject to stockholder approval.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No amendment, suspension or termination of the Plan or any Award shall materially adversely affect the Participant’s rights under an Award without the Participant’s written consent; provided, however, that an amendment or modification that (i) may cause an Incentive Stock Option to become a Non-Qualified Stock Option or (ii) the Committee considers, in its sole discretion, necessary or advisable to comply with, take into account or otherwise respond to Applicable Laws, shall not be treated as materially adversely affecting the Participant’s right under an outstanding Award.

14. Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt or amend either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the United States Securities and Exchange Commission and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

15. Limitation of Liability. The Company is under no duty to ensure that Shares may legally be delivered under the Plan, and shall have no liability in the event such delivery of Shares may not be made.

16. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Participant any right with respect to the Participant’s Continuous Service, nor shall it interfere in any way with the Participant’s right or the right of the Company or any Related Entity to terminate the Participant’s Continuous Service at any time, with or without Cause, and with or without notice.

17. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a compensation or benefit plan, program or arrangement of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of such plans, programs or arrangements. The Plan is not a “pension plan” or “welfare plan” under the Employee Retirement Income Security Act of 1974.

18. Unfunded Obligation. A Participant shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan or an Award shall be unfunded and unsecured obligations for all purposes, including Title I of the Employee Retirement Income Security Act of 1974. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, to create any trusts, or to establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, that the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee, the Company or any Related Entity and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Related Entity. A Participant shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19. Construction. The following rules of construction shall apply to the Plan and Award Agreements. Captions and titles are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan or Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the word “or” is not intended to be exclusive, unless the context clearly requires otherwise. The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The words “writing” and “written” and comparable words refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Any reference to any federal, state or other statute or law shall be deemed also to refer to such statute or law as amended, and to all rules and regulations promulgated thereunder. References to “stockholders” shall be deemed to refer to “shareholders” to the extent required by Applicable Laws. References to the Company or any Related Entity shall include such entity’s successors.

20. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or a Related Entity from taking any corporate action which is deemed by the Company or such Related Entity to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, beneficiary or other person shall have any claim against the Company or any Related Entity as a result of any such action.

21. Governing Law. Except as otherwise provided in an Award Agreement, the Plan, the Award Agreements and any other agreements or arrangements relating to Awards shall be interpreted and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules of such state, to the extent not preempted by federal law. If any provision of the Plan, the Award Agreements or any other agreements or arrangements relating to Awards is determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by Applicable Laws and the other provisions shall nevertheless remain effective and shall remain enforceable.

22. Jurisdiction; Choice of Forum. Any suit, action or proceeding relating to or arising out of this Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect thereof (a “Proceeding”), shall be brought only in the federal or state courts located in Phoenix, Arizona. The Company and each Participant shall irrevocably and unconditionally (a) consent and submit to the exclusive jurisdiction of the courts of the State of Arizona, the United States District Court for the District of Arizona, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Arizona court or, to the extent permitted by law, in such federal court, (b) waive any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction for any such Proceeding in any such court or that such Proceeding was brought in an inconvenient forum and agree not to plead or claim the same, and (c) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel.

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